                           EMPI-Registered Trademark-

                              5255 EAST RIVER ROAD
                          MINNEAPOLIS, MINNESOTA 55421


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            TO BE HELD ON MAY 6, 1996



                       TO THE SHAREHOLDERS OF EMPI, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Empi, Inc. (the "Company") will be held at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota on Monday, May 6, 1996 at 3:30 p.m. local time, for the following purposes:


     1.   To set the number of directors at seven (7).

     2.   To elect two Class One directors to terms expiring in 1999.

     3.   To approve the Company's 1997 Employee Stock Purchase Plan.

     4. To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     Shareholders of record on March 22, 1996, are the only persons entitled to notice of and to vote at the Meeting and any adjournments thereof.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                             By Order of the Board of Directors

                                             Empi, Inc.

                                             Thomas R. King
                                             Secretary

March 27, 1996

                               PROXY STATEMENT OF

                           EMPI-Registered Trademark-

                              5255 EAST RIVER ROAD
                          MINNEAPOLIS, MINNESOTA  55421


                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 6, 1996


     The enclosed proxy is solicited by the Board of Directors of Empi, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Monday, May 6, 1996, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting materials, as well as the cost of forwarding such materials to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone. The Proxy Statement and accompanying form of Proxy will be first mailed to shareholders on or about March 27, 1996.

     Any shareholder executing a proxy may revoke it at any time prior to its exercise at the Meeting by giving written notice of such revocation to the Company's Secretary or any other officer of the Company, by filing a new written proxy with an officer of the Company or by voting the shares in person at the Meeting. Proxies will be voted in accordance with the choice specified thereon by shareholders. Proxies which are signed by shareholders but which lack specification for a particular proposal will be voted in favor of such proposal.

     The record date for determining the shareholders entitled to vote at the Meeting was the close of business on March 22, 1996, at which time the Company had issued and outstanding 8,608,417 shares of Common Stock, no par value, the only voting securities of the Company. Each shareholder is entitled to one vote for each share of Common Stock held. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such matter.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following information concerning ownership of the Common Stock of the Company is furnished as of the record date, March 22, 1996, with respect to (i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the outstanding Common Stock of the Company; (ii) each of the directors and nominees for election to the Board of Directors of the Company;
(iii) the executive officers of the Company named in the Summary Compensation Table as set forth under the caption "Executive Compensation"; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                               SHARES             PERCENT OF
     NAME (AND ADDRESSES OF 5%                              BENEFICIALLY         COMMON STOCK
     OWNERS) OR IDENTITY OF GROUP (1)                           OWNED              OWNERSHIP
     ---------------------------------------              ----------------      ---------------

     Kopp Investment Advisors, Inc.
     6600 France Avenue South, Suite 672
     Edina, MN 55435 . . . . . . . . . . . . . . . . .      3,137,510 (10)           36.4%

     LeRoy C. Kopp
     6600 France Avenue South, Suite 672
     Edina, MN 55435 . . . . . . . . . . . . . . . . .      3,268,510 (11)           38.0%

     Scott R. Anderson . . . . . . . . . . . . . . . .          3,500 (2)                *

     Everett F. Carter . . . . . . . . . . . . . . . .          3,875 (2)                *

     Joseph E. Laptewicz, Jr . . . . . . . . . . . . .         13,388 (3)              .2%

     Donald D. Maurer  . . . . . . . . . . . . . . . .        336,792 (4)             3.9%

     Harold G. Olson . . . . . . . . . . . . . . . . .         12,000 (2)              .1%

     Kenneth F. Tempero. . . . . . . . . . . . . . . .         10,500 (5)              .1%

     Warren S. West  . . . . . . . . . . . . . . . . .         30,050 (6)              .4%

     Timothy E. Briggs . . . . . . . . . . . . . . . .         94,077 (7)             1.1%

     John A. Shipley . . . . . . . . . . . . . . . . .         65,232 (8)              .8%

     Gary D. Sullivan. . . . . . . . . . . . . . . . .          6,022 (9)                *

     All directors and executive officers as a
     group (thirteen persons)  . . . . . . . . . . . .         626,414(12)            7.1%

     _______________________________

     * Less than .1%

(1)  Each person listed herein except Kopp Investment Advisors, Inc. and LeRoy
     C. Kopp is either a nominee or a member of the Board of Directors or an executive officer of the Company.

(2) Includes for the following persons the number of shares indicated, which shares are subject to stock options exercisable within 60 days of the record date: Scott R. Anderson, 2,500; Everett F. Carter, 2,000; and Harold G. Olson, 2,000.

(3) Includes (a) 10,000 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 2,815 shares held jointly by Mr. Laptewicz and his spouse and (c) 573 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which Mr. Laptewicz has no voting power.

(4) Includes (a) 62,300 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 1,034 shares held in an Individual Retirement Account for the benefit of Mr. Maurer's spouse, (c) 9,019 shares held jointly by Mr. Maurer and his spouse and (d) 3,800 shares owned by Mr. Maurer's son.

(5) Includes (a) 7,500 shares issuable pursuant to options exercisable within 60 days of the record date and (b) 3,000 shares held in an Individual Retirement Account for the benefit of Dr. Tempero.

(6) Includes (a) 2,000 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 1,000 shares held in an Individual Retirement Account for the benefit of Mr. West and (c) 27,050 held in the Elizabeth A. West Living Trust of which Mr. West's spouse is beneficiary and co-trustee with Mr. West.

(7) Includes (a) 51,482 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 6,103 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which Mr. Briggs has no voting power, (c) 1,200 and 600 shares held in Individual Retirement Accounts for the benefit of Mr. Briggs and his spouse, respectively, (d) 31,242 shares held jointly by Mr. Briggs and his spouse and (e) 200 shares held by Mr. Briggs as custodian for his minor children.

(8) Includes (a) 33,832 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 6,499 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which Mr. Shipley has no voting power and (c) 3,973 shares held by Mr. Shipley as custodian for his minor son. Does not include 12,366 shares beneficially held by Mr. Shipley's spouse, in which shares all beneficial ownership is disclaimed by Mr. Shipley.

(9) Includes (a) 5,000 shares issuable pursuant to options exercisable within 60 days of the record date, and (b) 22 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which Mr. Sullivan has no voting power.

(10) Kopp Investment Advisors, Inc. ("KIA") serves as an investment advisor for the accounts of individual clients. KIA has the following powers over the shares indicated: sole voting and dispositive power, 5,000; and shared dispositive power, 3,132,510.

(11) Includes (a) 75,000 shares held in an Individual Retirement Account for the benefit of Mr. Kopp, (b) 4,000 shares held by the Kopp Investment Advisors, Inc. Profit Sharing Plan of which Mr. Kopp is sole trustee, (c) 50,000 shares held by the Caring and Sharing Foundation over which Mr. Kopp has shared voting and dispositive power and (d) 3,137,510 shares held by Kopp Investment Advisors, Inc.

(12) Includes in total for the directors and executive officers as a group (a) 214,947 shares issuable pursuant to options exercisable within 60 days of the record date, (b) 16,916 shares held in the Empi, Inc. Retirement, Profit Sharing and Savings Plan over which the participants have no voting power, (c) 6,834 shares held in Individual Retirement Accounts, (d) 27,050 shares held in trust, (e) 48,630 shares held jointly with a spouse and (f) 7,973 shares owned by dependent children.

                              ELECTION OF DIRECTORS
                              (PROPOSALS #1 AND #2)

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three and not more than seven directors and that the number of directors to be elected shall be determined by the shareholders at each Annual Meeting. The Bylaws of the Company also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only directors who are members of Class One will be elected at the Annual Meeting. Directors who are members of Class Two and Class Three will continue to serve for the terms for which they were elected at prior Annual Meetings.

     Accordingly, the Board recommends that the number of directors be set at seven and that two Class One directors be elected at the Annual Meeting. Under applicable Minnesota law, approval of the proposals to set the number of the directors at seven and elect the Class One directors require the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual

Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting. The Board of Directors nominates Donald D. Maurer and Dr. Kenneth F. Tempero for reelection as Class One directors of the Company. If elected, Mr. Maurer and Dr. Tempero will serve for three-year terms as Class One directors and until their successors are duly elected and qualified.

     Unless authority is withheld, the proxies solicited hereby will be voted for the election of Donald D. Maurer and Dr. Kenneth F. Tempero as Class One directors for terms of three years. If, prior to the Annual Meeting, it should become known that Mr. Maurer or Dr. Tempero will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominees as are selected by the Board of Directors, or, alternatively, not voted for any to serve. Following is information about the nominees and all other directors of the Company.


   NAME AND AGE OF       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
    NOMINEES AND             PAST FIVE YEARS AND DIRECTORSHIPS         DIRECTOR
  CURRENT DIRECTORS                IN PUBLIC COMPANIES                   SINCE
  -----------------      -----------------------------------------     --------

Donald D. Maurer (59)         Chairman of the Company since              1979
(Class One, term              December 1979 and Chief
ending in 1996)               Scientific  Officer since  October
                              1994.  Chief Executive Officer of
                              the Company from April 1979 to
                              September 1994.  Mr. Maurer held
                              the additional position of
                              President from April 1979 to
                              December 1988 and from February
                              1993 to September 1994.  Mr.
                              Maurer is a director of Angeion,
                              Inc. and Daktronics, Inc.

Dr. Kenneth F. Tempero (56)   Chairman and  Chief Executive              1993
(Class One, term              Officer of MGI PHARMA, INC., an
ending in 1996)               acquirer, developer and marketer
                              of pharmaceuticals, since 1987.

Scott R. Anderson (56)        President and Chief Executive 1993
(Class Two, term              Officer of North Memorial Medical
ending in 1997)               Center, a general, acute medical
                              center, since 1981.

Joseph E . Laptewicz, (47)    President and Chief Executive              1994
(Class Two, term              Jr. Officer of the Company  since
ending in 1997)               October 1994.  President and
                              Chief Executive Officer of
                              Schneider (USA), Inc.,
                              manufacturer of products for
                              interventional medicine from
                              April 1992 to September 1994 and
                              Executive Vice President from
                              July 1991 to March 1992.  Vice
                              President and General Manager  of
                              the Stent Division of Schneider
                              (USA), Inc. from March 1990 to
                              June 1991.

Warren S. West (66)           Independent management consultant          1980
(Class Two, term              since June 1990.  Executive Vice
ending in 1997)               President from March 1988 to June
                              1990 of Eye Technology, Inc., a
                              manufacturer of intraocular
                              lenses.

Everett F. Carter (68)        President and Chief Executive              1985
(Class Three, term            Officer of Wadia Digital, Inc., a
ending in 1998)               manufacturer  of audio  equipment,
                              since August 1991.  From 1986  to
                              1991, an independent consultant
                              including interim presidencies  of
                              Enercon Data, a producer of
                              energy and lighting control
                              systems and Altair  International,
                              a Mt. Clemens, Michigan
                              manufacturer of electrical
                              connectors.


Harold G. Olson (72)          President of Comelex Corporation,          1985
(Class three, term            a rebuilder of compressors for
ending in 1998)               industrial and commercial use,
                              since 1976.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors formed Audit and Compensation Committees in March 1984. A Stock Option Committee, which is vested with the same authority as the Board with respect to the granting of options and the administration of the Company's stock option plan, was formed in June 1987. The Compensation Committee, which is responsible for establishing compensation policies and overseeing compensation plans with respect to both executives and non-employee directors, and the Stock Option Committee merged in 1992. The Company does not have a Nominating Committee.

     Members of the Audit Committee through 1995 were Scott Anderson and Everett Carter. Franklin Brown was a member of the Audit Committee through the date of his resignation, February 9, 1995. The Audit Committee met three times during 1995 to review the procedures and recommendations of the Company's independent auditors. Since January 1996, members of the Audit Committee are Harold Olson
and Warren West.   Members of the Compensation and Stock Option Committee
through 1995 were Harold Olson, Kenneth Tempero and Warren West. During fiscal year 1995, the Compensation and Stock Option Committee held three meetings and took action in writing one time. Since January 1996, members of the Compensation and Stock Option Committee are Scott Anderson, Everett Carter and Kenneth Tempero.

     The Board of Directors held five formal meetings during the last fiscal year and took action in writing three times. All current directors attended at least 75% of the aggregate number of meetings of the Board of Directors plus the meetings of each of the committees on which each director served.

COMPENSATION OF DIRECTORS

     Directors who are not full-time employees of the Company receive an annual retainer of $2,000, a fee of $750 for each Board meeting attended and $200 for each committee meeting attended.

     Pursuant to the Company's 1987 Stock Option Plan, each non-employee director of the Company is automatically granted an option to purchase 5,000 shares of Common Stock on the date of such non-employee's initial election, which option is exercisable to the extent of 1,250 shares on each anniversary date of the date of grant. On the date of each Annual Meeting of Shareholders, each incumbent non-employee director is automatically granted an option to purchase 500 shares of the Company's Common Stock ("Annual Grant"), which option is exercisable on the first anniversary date of the date of grant; provided, however, that a non-employee director may not receive an Annual Grant until the Annual Meeting on or following the third anniversary of such non-employee director's initial election. The automatic options have an exercise price per share equal to 100% of the fair market value of the Company's Common Stock on the date of grant and expire on the earlier of (i) three months after the optionee ceases to be a director (except by death or disability) and (ii) seven years. If a non-employee director ceases to be a director because of a disability, the option may be exercised, to the extent such option was exercisable on the date of termination, at any time within twelve months after the non-employee director ceases to be a director because of a disability or on the date on which the option, by its terms, expires, whichever is earlier. In the event of the death of a non-employee director (i) during the term of directorship, (ii) within three months following termination of directorship for any reason other than disability, or (iii) within twelve months following termination of directorship because of disability, the option shall become immediately exercisable and shall not expire until the original expiration date of the option.

                             EXECUTIVE COMPENSATION

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent, non-employee directors. The Committee is responsible for recommending to the Board the amount and type of compensation, with the exception of base salaries, for the Chief Executive Officer and each of the other executive officers of the Company, and the administration of the Company's stock-based benefit plans. Base salaries are approved by the Committee.

     The Committee has implemented a compensation program which it believes is fair to the shareholders, uses a basic philosophy of keeping the compensation mix weighted toward performance, and is competitive in the Company's industry. The goals of the Company's executive compensation program are to provide compensation that will attract and retain the management talent required to achieve Company goals and objectives; to reward performance which results in achievement of Company goals and objectives; and to encourage consistent, long-term growth in shareholder value.

     The Company's executive officer compensation program includes three key components: base salary, annual cash incentive compensation based on corporate goals and objectives, and long-term incentive compensation in the form of options to acquire Common Stock. In addition, executive officers are entitled to participate in the Company's benefit plans such as the 401(k) Retirement, Profit Sharing and Savings Plan, the 1992 Employee Stock Purchase Plan and health, dental, life, and disability insurance plans generally available to other employees of the Company.

     In recognition of Code Section 162(m) of the Internal Revenue Code (the "IRC"), which limits the deductibility of certain executive compensation to $1 million, the Committee will, to the extent programs can be excluded from the $1 million limit and to the extent no pre-existing, contractual obligations exist, take the necessary action to secure tax deductibility under the IRC.

BASE SALARY

     For 1995, base salaries were recommended to the Committee by the Chief Executive Officer after consultation with the Company's Vice President of Human Resources, who determined a salary scale for each executive officer's position based on commercially available compensation surveys of a mix of high technology and medical companies of comparable size to the Company. These compensation surveys include companies located throughout the nation, and generally provide information pertaining to salary ranges as well as to total compensation ranges. Based on these surveys, base salaries of the executive officers, including the Chief Executive Officer, are set slightly below or at the midpoint of their respective salary ranges. The Committee's philosophy is that a large percentage of the executive officer's total compensation should be based on the overall financial performance of the Company.

ANNUAL INCENTIVE COMPENSATION

     The Management Incentive Compensation Plan (the "Incentive Plan") is the Company's annual incentive plan for executive officers and other key management personnel. The Incentive Plan is intended to provide a direct cash incentive to executives and managers for the achievement of corporate performance and individual performance goals. In fiscal 1995, the corporate performance goal was pre-tax income for the Company as set forth in its annual budget plan. No incentive is paid for the achievement of individual performance goals unless certain levels of corporate performance are achieved. The Incentive Plan has various levels of participants, each with a different incentive amount as a percentage of their base salary. Potential payouts are then based on the Company's financial performance, and, for certain levels, the individual's performance versus a set of personal, measurable objectives, approved by senior management. Target bonus award levels are set to be competitive within the Company's industry and to emphasize overachievement.

STOCK OPTION PROGRAM

     The stock option program is the Company's long-term incentive plan for executive officers and other key management personnel. The objective is to provide incentive to encourage consistent, long-term growth in shareholder value and to encourage and assist executive officers and other key employees to acquire and maintain an ownership position in the Company. The Company's stock option program uses a formula plan developed by an independent consulting firm to determine the number of options to be granted based on compensation, individual performance and the market value of the Company's Common Stock. In addition, in determining the number of options to be granted to executive officers and other key employees, the Committee takes into account the number of options then held by such executive officers and employees. Stock options are also granted from time to time based upon an individual's potential contributions to Company performance. Named executive officers received stock option grants to purchase an aggregate of 40,000 shares during fiscal

1995. Generally, stock options are granted at an exercise price equal to fair market value of the Company's Common Stock on the date of grant, have ten-year terms and have exercise restrictions which lapse over a four or five year period.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During fiscal 1995, Mr. Laptewicz received a base salary increase of $6,000, a 3% increase over his 1994 base salary. His base salary at the end of the 1995 fiscal year was $206,000. Mr. Laptewicz became employed by the Company on October 1, 1994 and replaced Mr. Maurer as President and Chief Executive Officer. Mr. Laptewicz earned in fiscal 1995 a bonus of $126,278 in accordance with the Management Incentive Compensation Plan. Mr. Laptewicz through his management and leadership of the Company achieved significantly above-average results in fiscal 1995 in comparison to other companies in the medical device manufacturing industry. A special one-time bonus of $35,000 was granted to Mr. Laptewicz at the time of his performance review. Stock options granted to Mr. Laptewicz during fiscal 1995 are consistent with the design of the overall program and are shown in the Summary Compensation Table.


                                   Scott R. Anderson, Committee Chairman
                                   Everett F. Carter
                                   Dr. Kenneth F. Tempero

                                   Members of the Compensation and Stock Option
                                   Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended December 31, 1995, 1994, and 1993, all cash and noncash compensation paid or to be paid by the Company to Joseph E. Laptewicz, Jr., the Company's President and Chief Executive Officer, and to each of the other four most highly compensated executive officers of the Company whose total cash compensation exceeded $100,000 during fiscal year 1995 in all capacities in which they served.


                                                                                        Long-Term Compensation
                                                                                  ----------------------------------
                                                Annual Compensation                      Awards              Payouts
                                      ---------------------------------------   ------------------------  ------------
                                                                                Restricted
                                                                 Other Annual      Stock       Options/       LTIP       All Other
Name and Principal         Fiscal      Salary          Bonus     Compensation     Awards         SARs        Payout    Compensation
     Position               Year       ($)(1)         ($)(2)        ($)(3)          ($)         (#)(4)         ($)        ($)(5)
-----------------------    ------      ------         ------     ------------  ------------    --------      -------   -------------
Donald D. Maurer             1995      216,801        132,899        -----         -----        25,000        -----          4,620
 Chairman of the             1994      210,486          -----        -----         -----        35,000        -----          4,620
 Board & Chief               1993      200,463        201,676        -----         -----        77,400        -----          4,497
 Scientific
 Officer (6)

Joseph E.Laptewicz, Jr.      1995      206,000        161,278        -----         -----         5,000        -----          4,620
 President & Chief           1994       50,000          -----        -----         -----       200,000        -----          -----
 Executive Officer (6)

Timothy E. Briggs            1995      123,241         52,883        -----         -----         5,000        -----          3,913
 Executive Vice President,   1994      119,652          -----        -----         -----        13,328        -----          4,620
 Chief Financial Officer,    1993      113,954         80,250        -----         -----        36,200        -----          4,336
 Treasurer & Ass't Secretary

John A. Shipley              1995      126,821         54,419        -----         -----         5,000        -----          4,021
 Executive Vice President    1994      126,821          -----        -----         -----        14,128        -----          4,620
 of Rehabilitation Sales     1993      120,782         85,059        -----         -----        46,400        -----          4,497


Gary D. Sullivan             1995      114,583         35,120        -----         -----        25,000        -----            992
 Vice President of
 Marketing (7)

_______________________________

(1) Includes all before-tax contributions to the Empi, Inc. Retirement, Profit Sharing and Savings Plan.

(2) Reflects bonus amounts earned pursuant to the Company's Management Incentive Compensation Plan described above under the caption "Compensation and Stock Option Committee Report on Executive Compensation." For fiscal years 1993 and 1995, all of the bonuses earned were paid during the next fiscal year.

(3) No other Annual Compensation for the named executive officers is required to be disclosed pursuant to the applicable rules of the Securities and Exchange Commission.

(4) Represents the number of shares of Common Stock purchaseable upon the exercise of the stock options. Mr. Sullivan was granted options for 25,000 shares upon initial employment by the Company. Option amounts reflect the Company's 2-for-1 stock split effective May 28, 1993.

(5) Reflects Company matching contributions to the Empi, Inc. Retirement, Profit Sharing and Savings Plan, a qualified section 401(k) plan.

(6) Mr. Laptewicz became employed by the Company in October 1994 and replaced Mr. Maurer as President and Chief Executive Officer. Mr. Maurer assumed the position of Chief Scientific Officer and continues to serve as Chairman of the Board.

(7) In February 1995, the Company employed Mr. Sullivan as the Vice President of Marketing. Mr. Shipley assumed the position of Executive Vice President of Rehabilitation Sales.

OPTION GRANTS DURING 1995

     The following table provides information related to options granted to the named executive officers during the 1995 fiscal year. The Company has not granted any stock appreciation rights.


                                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF STOCK
                                                                                                      PRICE APPRECIATION FOR OPTION
                                                  INDIVIDUAL GRANTS                                             TERM (4)
--------------------------------------------------------------------------------------------------    -----------------------------
                                                           % OF TOTAL
                                                             OPTIONS
                                                           GRANTED TO      EXERCISE
                                             OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION
NAME                                         GRANTED       FISCAL YEAR     ($/SH)(3)       DATE           5% ($)         10% ($)
----                                      -------------  --------------   -----------   ----------    --------------  -------------
Donald D. Maurer . . . . . . . . . . . .        25,000 (1)    23.35%      $8.25          01/17/05        129,710         328,709

Joseph E. Laptewicz, Jr. . . . . . . . .         5,000 (1)     4.67%      $8.25          01/17/05         25,942          65,742

Timothy E. Briggs. . . . . . . . . . . .         5,000 (1)     4.67%      $8.25          01/17/05         25,942          65,742

John A. Shipley  . . . . . . . . . . . .         5,000 (1)     4.67%      $8.25          01/17/05         25,942          65,742

Gary D. Sullivan . . . . . . . . . . . .        25,000 (2)    23.35%      $7.50          02/01/05        117,918         298,827

_______________________________

(1) These options were granted on January 17, 1995 and become exercisable at the rate of 25% per year on each anniversary beginning two years from the grant date.

(2) These options were granted on February 1, 1995 and will become exercisable at the rate of 20% per year on each anniversary beginning one year from the grant date.

(3) Exercise price is the fair market value of the Company's Common Stock, defined as the closing price on the date the option is granted.

(4) Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term of ten years. The actual values of these option grants is dependent upon the future performance of the Company and its Common Stock and overall market conditions. There is no assurance that the actual values realized will approximate the amounts reflected in this table.

OPTION EXERCISES DURING 1995 AND OPTION VALUES AT THE END OF 1995

The following table provides information related to options exercised by the named executive officers during the 1995 fiscal year and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                                    NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE
                                                                    OPTIONS AT FY-END (#)      MONEY OPTIONS AT FY-END ($)
                                                                 ---------------------------               (1)
                                                                                              ----------------------------
                                  SHARES
                                ACQUIRED ON    VALUE REALIZED
NAME                           EXERCISE (#)        ($)(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------    --------------    -----------   -------------   -----------   -------------

Donald D. Maurer . . . . . . .      -----            -----           35,700        101,700        323,531      1,359,156

Joseph E. Laptewicz, Jr. . . .      -----            -----           10,000        195,000        173,125      3,378,438

Timothy E. Briggs. . . . . . .      -----            -----           40,100         50,428        722,398        763,550

John A. Shipley. . . . . . . .      9,600          137,896           20,200         50,128        183,063        658,133

Gary D. Sullivan . . . . . . .      -----            -----            -----         25,000          -----        464,063

_______________________________


(1) Value realized is equivalent to the fair market value of the Company's Common Stock at the date of exercise or fiscal year-end, less the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Donald Maurer, Joseph Laptewicz, Timothy Briggs and John Shipley which provide for compensation in the event their employment with the Company is terminated under certain circumstances. The primary provisions of the agreements follow.

MR. MAURER:

     Mr. Maurer's May 1, 1993 agreement has a term of five years and provided for an initial annual base salary of $200,000, subject to annual review by the Board of Directors. Effective January 1, 1996, Mr. Maurer's annual base salary increased to $250,000. The agreement provides that in the event the Company terminates Mr. Maurer's employment without cause, in the event he resigns after the Company takes certain actions causing substantial detriment to him or in the event he resigns for any reason within one year of a "Change in Control" as defined in the employment agreement, Mr. Maurer shall be entitled to receive cash payments from the date of termination through April 30, 1998 equal to (A) his base salary and automobile allowance in effect on the date of termination, payable semi-monthly, and (B) an annual incentive bonus equal to the greater of
(i) the average incentive bonus earned by Mr. Maurer for the last three years of his employment, or (ii) the amount of annual incentive bonus determined pursuant to the Company's incentive bonus plan in effect on the date of Mr. Maurer's termination or resignation. Mr. Maurer shall also be entitled to participate in all of the Company's benefit plans following termination under the circumstances described above until April 30, 1998. In addition, upon termination in the manner described above, Mr. Maurer shall be entitled to exercise fully all outstanding incentive and nonqualified stock options held by him. For purposes of determining the period during which Mr. Maurer can exercise such options, his employment with the Company shall be deemed to continue until April 30, 1998.

MR. LAPTEWICZ:

     The initial term of Mr. Laptewicz's October 1, 1994 agreement is two years with automatic term renewals equal to one year unless such agreement is terminated earlier as provided in such agreement. The agreement initially provides for an annual base salary of $200,000 with reviews by the Board of Directors annually thereafter. Effective January 1, 1996, Mr. Laptewicz's annual base salary increased to $240,000. If the Company and Mr. Laptewicz are unable to agree to the terms of a new employment agreement at the expiration of an employment term, Mr. Laptewicz shall receive severance payments in an aggregate amount equal to his base salary in effect prior to expiration of the employment term, payable over a period of twelve months. The agreement provides that in the event the Company terminates Mr. Laptewicz's employment without cause prior to October 1, 1996, Mr. Laptewicz shall be entitled to receive his monthly base salary in effect prior to his termination for a period of eighteen months. If the agreement is extended beyond October 1, 1996 and Mr. Laptewicz is terminated by the Company without cause thereafter, he shall be entitled to receive his monthly base salary in effect prior to his termination for a period of twelve months. In the event Mr. Laptewicz's employment is terminated in connection with a "Change in Control," as defined in the employment agreement, or he voluntarily resigns within one year after such Change in Control, Mr. Laptewicz shall be entitled to receive two times his annual base salary and the amount of incentive bonus to which, absent termination of Mr. Laptewicz's employment, could have been earned by him during the year in which his employment was terminated. If terminated in connection with a Change in Control, Mr. Laptewicz shall be entitled to exercise fully all outstanding incentive and nonqualified stock options held by him. Mr. Laptewicz has agreed to not compete with the Company for a one-year period following termination of the agreement for any reason.

MR. BRIGGS AND MR. SHIPLEY:

     The one-year employment agreements between the Company and each of Mr. Briggs and Mr. Shipley dated March 1, 1990 and March 1, 1991, respectively, have automatic term renewals equal to the original term unless such agreement is terminated earlier as provided in such agreement. The annual base salary for 1996 for each of Mr. Briggs and Mr. Shipley is $125,000 and $132,000, respectively. Each agreement provides that in the event the Company terminates the officer's employment without cause or in the event the officer resigns after the Company takes certain actions causing substantial detriment to him, the officer shall be entitled to receive a cash payment equal to the greater of (A) the sum of his monthly base salary times the number of months remaining under the agreement and the incentive bonus earned by the officer during the prior fiscal year, or (B) the sum of his annual base salary and incentive bonus earned by the officer during the prior fiscal year. The officer shall also be entitled to participate in the Company's hospital and medical plans for a one-year period, or such period as required by law, following termination under the circumstances described above, provided he pays the employee portion of the costs. In addition, upon termination in the manner described above, the officer shall be entitled to exercise fully all outstanding incentive and nonqualified stock options held by him.

     In the event that Mr. Briggs' or Mr. Shipley's employment is terminated in connection with a "Change in Control," as defined in the employment agreement, or the officer resigns from his employment after the Company or its successor takes certain actions causing substantial detriment to him, the officer shall be entitled to a cash payment equal to two times the sum of (A) the amount of his annual base salary at the time of termination and (B) the amount of incentive bonus which, absent termination of his employment, would have been earned by the officer during the year in which his employment is terminated. If terminated in connection with a Change in Control, the officer shall be entitled to exercise fully all outstanding incentive and nonqualified stock options held by him. If terminated in connection with a Change in Control, the officer shall not be entitled to participate in employee plans or programs such as hospitalization or medical insurance plans except in accordance with the Company's customary practices at the officer's expense. In addition, the total amount to be paid by the Company to the officer in connection with a Change in Control shall be reduced to the extent that such amount and any other payments or benefits received or to be received by him in connection with the Change of Control would not be deductible in whole or in part by the Company under the parachute payment provisions of the Internal Revenue Code.

     For all of the employment agreements referred to above, a "Change in Control" generally is deemed to have occurred if (i) any person acquires securities of the Company representing 25% or more of the voting power of the Company's then outstanding securities, (ii) a majority of the Company's Board of Directors becomes comprised of individuals who are not currently members nor nominated by current members, (iii) the Company merges or consolidates with another corporation and the Company's securities outstanding before the merger or consolidation represent less than 75% of the voting power of the securities outstanding immediately following the merger, or (iv) the Company liquidates itself or sells or disposes of substantially all of its business or assets.

                              CERTAIN TRANSACTIONS

     The spouse of Timothy E. Briggs, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, is a Senior Vice President, Director and 4.45% shareholder of Padilla Speer Beardsley ("PSB"), a public relations firm located in Minneapolis, Minnesota. PSB rendered public relation services to the Company during fiscal 1995 for which it received compensation of $113,421 on terms customary in the public relations industry. The Company intends to continue having PSB perform public relation services in 1996.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Upon the receipt of the appropriate information, the Company has prepared all Forms 3, 4 and 5 for its directors and executive officers subject to their review and signing prior to filing with the SEC. Based solely on the information provided to the Company by individual directors and executive officers, the Company believes that all filing requirements applicable to its directors and executive officers have been complied with for the fiscal year ended December 31, 1995, except that Everett Carter, a non-employee director of the Company, filed one late report for April 1995 covering the acquisition of 375 shares of Common Stock in the open market; and Scott Anderson, a non-employee director of the Company, filed his annual statement of changes in beneficial ownership (Form 5) late to report three open market transactions including the acquisition of 1,000 shares of

Common Stock in January, 1995 and the sale of 500 shares of Common Stock both in June and September of 1995. These transactions should have been timely reported on statements of changes in beneficial ownership (Forms 4) throughout 1995. In all cases, the omissions were inadvertent.

                          COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and an index of peer companies selected by the Company and approved by the Compensation and Stock Option Committee. The comparison assumes $100 was invested in the Company's Common Stock, the S&P 500 Index and the index of peer companies on December 31, 1990, and a reinvestment of all dividends. Companies in the peer group are as follows: Aequitron Medical, Inc., American Medical Electronics, Inc., Danninger Medical Tech., Inc., Maxxim Medical, Inc., Medical Graphics Corp., Mentor Corp., Rehabilicare, Inc., and Staodyn, Inc.

[GRAPH]


                                12/31/90       12/31/91       12/31/92       12/31/93       12/31/94       12/31/95
        -------------------------------------------------------------------------------------------------------------

          Empi, Inc.          $   100.00     $   820.27     $   918.22     $ 1,016.16     $   434.62     $ 1,248.78
          S&P 500 Index       $   100.00     $   130.47     $   140.41     $   154.56     $   156.60     $   215.45
          Peer Group          $   100.00     $   146.30     $   107.39     $   127.25     $   114.71     $   224.72
        -------------------------------------------------------------------------------------------------------------

           APPROVAL OF THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL #3)

GENERAL

     On February 7, 1996, the Board of Directors adopted the Company's 1997 Employee Stock Purchase Plan (the "1997 Plan") with the first phase to commence January 1, 1997, subject to shareholder approval. The Board of Directors believes that the 1997 Plan will offer a desirable incentive for employees and recommends its approval. The 1997 Plan will provide Company employees an opportunity to purchase Common Stock from the Company at a favorable price and with generally favorable tax consequences to its employees. Following shareholder approval of the 1997 Plan, the Company's 1992 Plan will expire as of December 31, 1996, and no additional options will be granted thereunder.

     A general description of the basic features of the 1997 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which may be obtained without charge upon written request to Mr. Timothy E. Briggs, the Company's Executive Vice President and Chief Financial Officer.

DESCRIPTION OF THE PLAN

     PURPOSE.   The purpose of the 1997 Plan is to encourage stock ownership by the Company's employees and in doing so, to provide an incentive for the Company's employees to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the success of the Company.

     ELIGIBILITY; TERM.   The 1997 Plan permits employees to purchase stock of
the Company at a favorable price and possibly with favorable tax consequences for the employees. Any employee (including officers) of the Company or of subsidiaries authorized by the Board who has been employed by the Company for at least 61 days immediately prior to the commencement of a phase and is customarily employed for more than 20 hours per week is eligible to participate in any of the five phases. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company will not be granted an option under the Plan.
As of February 7, 1996, the Company had approximately 517 employees.

     The term of the Plan will be for a five-year period, beginning January 1, 1997, and ending December 31, 2001, unless such term is extended by the Board of Directors. The Plan will operate in phases consisting of 12 months, commencing January 1 and ending December 31 each year.

     ADMINISTRATION.   The 1997 Plan is administered by the Compensation and
Stock Option Committee ("the Committee") appointed by the Board consisting of persons who are "disinterested" persons under Rule 16b-3 of the Securities Exchange Act of 1934. The 1997 Plan gives broad powers to the Committee to administer and interpret the 1997 Plan, including the authority to limit the number of shares that may be optioned during a phase.

     OPTIONS.   Unless otherwise determined by the Committee, phases of the Plan will commence January 1 each calendar year with the first phase commencing January 1, 1997. Before the commencement date of the phase, each participating employee ("participant") must elect the percentage of his or her compensation during the phase, from 1% to 10%, which will be used to purchase stock under the Plan. The participant may elect to have the Company withhold the amount elected from the participant's compensation over the pay periods during the phase, or the participant may, in lieu of payroll withholding, choose to pay the total amount elected in a lump sum payment prior to the end of the phase. The amount designated may be withdrawn entirely by the participant prior to the exercise of the options with no penalty. Based on the amount of salary withheld or lump sum payment made at the end of the phase, shares will be purchased for the account of each participant at the termination date of such phase (twelve months after the commencement date). In no event, however, may a participant receive a grant of shares which would cause the participant to own 5% or more of the common stock of the Company. The purchase price to be paid by a participant will be the lower of the amounts determined under the following Paragraphs A and B:

          A. 85% of the closing price for the Company's Common Stock as reported on the NASDAQ National Market System or on an established securities exchange on the commencement date of the phase; or

          B. 85% of the closing price for the Company's Common Stock as reported on the NASDAQ National Market System or on an established securities exchange on the termination date of the phase.

     In no event may a participant purchase more shares than that number determined by dividing the aggregate amount to be deducted or paid during the phase by 85% of the price of the Company's Common Stock on the commencement date of the phase under Paragraph A above.

As required by tax law, no participant may receive an option under the Plan for shares which have a fair market value in excess of $25,000 for each calendar year, determined at the time such option is granted. Any funds not used to purchase shares will be returned to the participant. No interest is paid by the Company on funds withheld and such funds are used by the Company for general operating purposes. No options or shares of Common Stock have been granted to date under the 1997 Plan.

     AMENDMENT.   The Board of Directors may, from time to time, revise or amend the 1997 Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code; provided, that no such revision or amendment may, without prior approval of the Company's shareholders, (i) increase the total number of shares for which options may be granted under the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) impair any outstanding option, (iii) modify the requirements for eligibility for participation in the Plan or (iv) materially increase the benefits accruing to participants in the Plan.

     Under the 1997 Plan, 300,000 shares of the Company's Common Stock are reserved for issuance during the duration of the Plan.

     The Board of Directors shall equitably adjust the number of shares remaining reserved for grant, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

     FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN.   Options granted under
the 1997 Plan are intended to qualify for favorable tax treatment to the participant under Sections 421 and 423 of the Internal Revenue Code. A participant's contributions are made on an after-tax basis. The Company understands that under existing federal income tax provisions, if shares are purchased pursuant to the 1997 Plan and are not disposed of by the participant within the two-year period after the date the option was granted nor within the one-year period after the date of the transfer of the shares to the participant, and if the participant was an employee of the Company at all times from the date of grant of the option until three months before the date of exercise of the option, then the participant will not realize any taxable income until he or she sells the shares and the Company will generally not be entitled to a deduction in connection with either the grant or exercise of the option.

PLAN BENEFITS

     Because participation in the 1997 Plan is voluntary, the future benefits that may be received by participating individuals or groups under the 1997 Plan cannot be determined at this time.

APPROVAL REQUIRED

     The Board of Directors recommends that the shareholders approve the 1997 Employee Stock Purchase Plan. The affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting is required for approval of the 1997 Plan.

                              INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been the independent auditors of the Company since January 1981. A representative of Ernst & Young LLP is expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement, if desired. The representative will also be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Management knows of no other matters to be presented at the Meeting. If any other matter properly comes before the Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next Annual Meeting of Shareholders subsequent to the Meeting for which the Company is presently soliciting proxies must be received by the Company before November 27, 1996.

                          ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein, and no part thereof is to be considered proxy soliciting material.

                                    FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. TIMOTHY E. BRIGGS AT THE COMPANY'S PRINCIPAL ADDRESS.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                             Thomas R. King
                                               Secretary

Dated:    March 27, 1996
          St. Paul, Minnesota

                                    EXHIBIT A

                   PROPOSED 1997 EMPLOYEE STOCK PURCHASE PLAN


                        ARTICLE I - ESTABLISHMENT OF PLAN

     1.01) ADOPTION BY BOARD OF DIRECTORS.   By action of the Board of Directors
of Empi, Inc. (the "Corporation") on February 7, 1996, and subject to approval by its shareholders, the Corporation has adopted an employee stock purchase plan pursuant to which eligible employees of the Corporation and certain of its Subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of the Plan are set forth in this plan document, as amended from time to time as provided herein. The Corporation intends that the Plan shall qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

     1.02) SHAREHOLDER APPROVAL AND TERM.   This Plan shall become effective
January 1, 1997, and shall terminate on December 31, 2001; provided, however, that the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the Plan was adopted by the Board or, if earlier, at the next Annual Meeting of the Shareholders, in the manner provided under Code Section 423 and the regulations thereunder; and provided, further, that the Board of Directors may extend the term of the Plan for such period as the Board, in its sole discretion, deems advisable. In the event that the shareholders fail to approve the Plan at such annual shareholders' meeting, this Plan shall not become effective and shall have no force or effect.

                              ARTICLE II - PURPOSE

     2.01) PURPOSE.   The primary purpose of the Plan is to provide an
opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation's employ, to improve operations, to increase profits and to contribute more significantly to the Corporation's success.

                            ARTICLE III - DEFINITIONS

     3.01) "ADMINISTRATOR" means the Compensation and Stock Option Committee (the "Committee") appointed by the Board of Directors. The Administrator may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

     3.02) "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of Empi, Inc.

     3.03) "COMPENSATION" means the Participant's gross cash compensation to be paid during the Phase, including overtime, commissions, bonuses and taxable automobile allowances, but excluding disability payments, severance pay and other payments excluded from the definition of "covered compensation" under the Corporation's Retirement Profit Sharing and Savings Plan.

     3.04) "CORPORATION" means Empi, Inc., a Minnesota corporation.

     3.05) "DISABILITY" means the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined by a physician acceptable to the Corporation or Subsidiary.

     3.06) "ELIGIBLE EMPLOYEE" means any employee who is a full-time or part-time employee of the Corporation or one of its Subsidiaries and, as of the date set forth in Section 6.01, has been employed by the Corporation or Subsidiary for at least thirty (30) days and is customarily employed for more than twenty
(20) hours per week.

     3.07) "ENROLLMENT PERIOD" means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.

     3.08) "PARTICIPANT" means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions or by electing to pay a lump sum amount, subject to the limitations set forth in
Section 9.03.

     3.09) "PHASE" means the period beginning on the date that the option was granted, otherwise referred to as the commencement date of the Phase, and ending on the date that the option is exercised, otherwise referred to as the termination date of the Phase. Phases shall be numbered consecutively, beginning with Phase 1.

     3.10) "PLAN" means the Empi, Inc. 1997 Employee Stock Purchase Plan.

     3.11) "STOCK" means the voting Common Stock of the Corporation.

     3.12) "SUBSIDIARY" or "SUBSIDIARIES" means any corporation defined as a subsidiary of the Corporation in Code Section 424(f), or any successor provision, as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Corporation under Code Section 424(f), or any successor provision, as the Board approves to participate in this Plan from time to time.

                           ARTICLE IV - ADMINISTRATION

     4.01) ADMINISTRATION.   Except for those matters expressly reserved to the
Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

          (a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

          (b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

          (c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the Board, the officers and the employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

          (d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

                         ARTICLE V - PHASES OF THE PLAN

     5.01) PHASES.   The Plan shall be carried out in one or more Phases of
twelve (12) months each. Unless otherwise determined by the Administrator, in its discretion, Phases shall commence on January 1 of each calendar year during the term of the Plan, with the first Phase beginning January 1, 1997, and ending December 31, 1997. No two Phases shall run concurrently.

     5.02) LIMITATIONS.   The Administrator may, in its discretion, limit the
number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 is issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be canceled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions or the lump sum payments elected by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of a Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock for which options are to be granted exceeds the number of shares designated for option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions or lump sum payments which otherwise would have been made by or on behalf of Participants shall be reduced accordingly.

                            ARTICLE VI - ELIGIBILITY

     6.01) ELIGIBILITY.   Subject to the limitations of Section 9.03, each
employee who is an Eligible Employee on the first of December immediately prior to the commencement of a Phase shall be eligible to participate in such Phase. If, in the discretion of the Administrator, any Phase commences on a date other than January 1, whether an employee is an Eligible Employee shall be determined on a date selected by the Administrator, which date shall be at least thirty
(30) days prior to the commencement date of the Phase.

                           ARTICLE VII - PARTICIPATION

     7.01) PARTICIPATION.   Participation in the Plan is voluntary.  An Eligible
Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase. The Administrator may, in its discretion and subject to rules of uniform application, provide that an Eligible Employee's election to participate in a Phase shall apply to all subsequent Phases of the Plan.

                             ARTICLE VIII - PAYMENT

     8.01) ENROLLMENT.   Each Participant shall designate on the Plan enrollment
form a percentage of such Participant's Compensation to be paid on an after-tax basis during the Phase. Such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant's Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time, and must be designated in whole percentages. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator. Each Participant shall also indicate on the Plan enrollment forms whether the percentage of Compensation elected by such Participant shall be paid by payroll deductions during the Phase or in a lump sum payment prior to the termination of the Phase. Participants must elect either payroll deductions or a lump sum payment and not a combination of both payment methods. Participants cannot change the payment method after the due date for submitting the Plan enrollment form established by the Administrator.

     8.02) PAYROLL DEDUCTIONS.   Payroll deductions for a Participant shall
commence on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of the Phase and shall terminate on the last paycheck issued for the payroll period which begins on or immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article 10 hereof. The authorized payroll deductions shall be made over the pay periods of such Phase by deducting from the Participant's Compensation for each such pay period that percentage specified by the Participant in the Plan enrollment form.

     8.03) LUMP SUM PAYMENTS.   Unless otherwise determined by the
Administrator, lump sum payments must be received by the Corporation on a date prior to the termination of the Phase as established by the Administrator, and must be in such form as approved by the Administrator. If payment is not made by such due date or is made in an unauthorized form, the option granted pursuant to Article IX shall lapse in its entirety, and any amounts paid to the Corporation shall be returned to the Participant, without interest, as soon as administratively feasible. During the last month of the Phase, a Participant may decrease the percentage of his or her Compensation designated to be paid in a lump sum payment by completing and filing such forms as the Administrator may require.

     8.04) INCREASES OR DECREASES DURING A PHASE.   In addition to the right to
discontinue or withdraw payroll deductions during a Phase as provided in Article X, a Participant may increase or decrease the percentage of Compensation designated to be deducted as payroll deductions during a Phase by completing and filing such forms as the Administrator may require. Such increase or decrease shall be effective with the next payroll period beginning after the date that the Administrator receives such forms and shall apply to all remaining Compensation paid during the Phase. The Participant may exercise the right to increase or decrease his or her payroll deductions only once during each Phase.

     8.05) CHANGE IN COMPENSATION DURING A PHASE.   In the event that the
Participant elects to make payroll deductions during a Phase and such Participant's Compensation is discontinued or reduced during the Phase for any reason, such that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is less than the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

                              ARTICLE IX - OPTIONS

     9.01) GRANT OF OPTION.   Subject to Article X, a Participant who has
elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount to be credited to the Participant's account by the option price per share set forth in Section 9.02(a) below. The option price per share for such Stock shall be determined under Section 9.02 hereof, and the number of shares exercisable shall be determined under Section 9.03 hereof.

     9.02) OPTION PRICE.   Subject to the limitations hereinbelow, the option
price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

          (a) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the commencement date of the Phase; or

          (b) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the termination date of the Phase.

     In the event that the commencement or termination date of a Phase is a Saturday, Sunday or holiday, or in the event there was no trade of the Corporation's Stock on such applicable date, the amounts determined under the foregoing subsections shall be determined using the price as of the last preceding trading day.

     If the Corporation's Stock is not listed on the NASDAQ National Market System or on an established securities exchange, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation's Stock as of the commencement date of the Phase; or
(ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such "fair market value" shall be determined by the Board.

     9.03) LIMITATIONS.   No employee shall be granted an option hereunder:

          (a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation or its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

          (b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d), or any successor provision, of the Code shall apply.

          (c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

     9.04) EXERCISE OF OPTION.   In addition to a Participant's right of
withdrawal provided in Section 10.01, any Participant may, by written notice to the Corporation at any time during the last month of the Phase, elect, effective as of such termination date, not to exercise the option for any or all of the shares Stock subject to the option or may elect to reduce the amount of Compensation used to exercise the option, in which event such option shall be exercised or shall lapse in whole or in part in accordance with the Participant's election.

     If a Participant fails to give such written notice to the Corporation, such Participant's option for the purchase of the shares of Stock will be exercised automatically on the termination date of that Phase, subject to the timely and appropriate receipt of any lump sum payment elected by such Participant. Except as otherwise provided for lump sum payments in Section 9.05, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated or lump sum payment made by the Participant during such Phase, whether or not such amounts are less than the full percentage amount that such Participant elected to contribute at the beginning of such Phase.

     9.05) DELIVERY OF SHARES.   As promptly as practicable after the
termination of any Phase, the Corporation's transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant's option. The Corporation may, in its sole discretion, arrange with the Corporation's transfer agent or other authorized representative to establish, at the direction of the Participant, individual securities accounts to which will be credited that number of whole shares of Stock that are purchased upon such exercise, such securities account to be subject to such terms and conditions as may be imposed by the transfer agent or authorized representative.

     Any accumulated payroll deductions or portion of a lump sum payment remaining after the exercise of the Participant's option shall be returned to the Participant, without interest; provided, however, that the Corporation may, under rules of uniform application, retain such remaining amount in the Participant's bookkeeping account and apply it toward the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.

     If the Participant elected to make a lump sum payment and the final amount of such lump sum payment cannot be determined by the end of the Phase, the Corporation shall have the right to deduct from the first paycheck issued for the payroll period which begins on or immediately after the commencement date of the next Phase any amount that may remain due and payable for the shares of Stock purchased upon the exercise of the Participant's option.

                 ARTICLE X - WITHDRAWAL OR DISCONTINUATION

     10.01) WITHDRAWAL.   At any time during a Phase, a Participant may request
a withdrawal of all accumulated payroll deductions, or during the last month of the phase may request a withdrawal of all lump sum payments, then credited to the Participant's bookkeeping account by completing and returning such forms as the Administrator may require. As soon as administratively feasible after the Administrator's receipt of such forms, all payroll deductions or lump sum payments credited to the bookkeeping account for the Participant during that Phase will be paid to such Participant, without interest. No further lump sum payments or payroll deductions will be made by or on behalf of the Participant in any Phase until the Participant completes a new Plan enrollment form as provided in Section 8.01 above. If, during a Phase, the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals are not permitted, except as provided in Section 9.04.

     10.02) DISCONTINUATION.   A Participant may also request that the
Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing and filing such forms as the Administrator may require. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives such forms. Upon the effective date of the Participant's request, the Corporation will discontinue making payroll deductions for such Participant for that Phase.

                     ARTICLE XI - TERMINATION OF EMPLOYMENT

     11.01) DEATH.   If a Participant dies prior to the period commencing three
(3) months before the termination date of a Phase, the payroll deductions credited to the Participant's bookkeeping account for such Phase, if any, shall be paid to the Participant's validly designated beneficiary as soon as administratively feasible after the Participant's date of death. If the Participant elected to make a lump sum payment at the end of the Phase, such election shall terminate and shall be of no further force and effect. Any option granted to such Participant under the Plan shall immediately lapse and shall not be exercisable.

     If there is no living and validly designated beneficiary on the date of the Participant's death, the Corporation shall deliver the payroll deductions credited to the Participant's bookkeeping account, if any, to the representative of the Participant's estate. If, to the knowledge of the Corporation, no such representative has been appointed as of the date such amounts are to be paid, the Corporation may, in its discretion, pay such amounts to the spouse of the Participant or to any one or more dependents or relatives of the Participant.
If no such spouse, dependent or relative is known to the Corporation, the Corporation may, in its discretion, pay such amounts to such other person as the Corporation may designate.

     11.02) DISABILITY.   If a Participant's employment terminates with the
Corporation or Subsidiary because of Disability prior to the period commencing three (3) months before the termination date of a Phase, the payroll deductions credited to the Participant's bookkeeping account for such Phase, if any, shall be returned to the Participant, without interest, as soon as administratively feasible after such termination. If the Participant elected to make a lump sum payment at the end of the Phase, such election shall terminate and shall be of no further force and effect. Any option granted to such Participant under the Plan shall immediately lapse and shall not be exercisable.

     If a Participant's employment terminates with the Corporation or Subsidiary because of Disability during the last three (3) months of a Phase, such Participant shall remain a Participant hereunder until the earlier of (i) the Participant's death, and (ii) the termination of the Phase and the distribution of the shares of Stock and/or cash payments, as the case may be.

     11.03) OTHER TERMINATIONS.   If a Participant's employment with the
Corporation or Subsidiary terminates for any reason other than death or Disability prior to the last month of a Phase, the payroll deductions credited to such Participant's bookkeeping account for such Phase, if any, shall be returned to the Participant, without interest, as soon as administratively feasible after such termination. If such Participant elected to make a lump sum payment at the end of the Phase, such election shall terminate and shall be of no further force and effect. Any option granted to such Participant under the Plan shall immediately lapse and shall not be exercisable.

     If a Participant's employment terminates with the Corporation or Subsidiary for any reason other than death or Disability during the last month of a Phase, such Participant shall remain a Participant hereunder until the earlier of (i) the Participant's death, and (ii) the termination of the Phase and the distribution of the shares of Stock and/or cash payments, as the case may be.

     11.04) EXERCISE BY ESTATE OR BENEFICIARY.   If a Participant:

          (a) Dies during the last three (3) months of a Phase while an active employee;

          (b) Terminates employment with the Corporation because of Disability during the last three (3) months of a Phase and subsequently dies before the termination of the Phase in which the Participant terminated employment; or

          (c) Terminates employment for any other reason during the last month of a Phase and subsequently dies before the termination of the Phase in which the Participant terminated employment;

then, in any of such events, the Participant's option may be exercised by the Participant's validly designated beneficiary as of the termination date of the Phase by using the payroll deductions credited to the deceased Participant's bookkeeping account to purchase the shares of Stock or by paying to the Company in a timely and authorized form the lump sum payment, if any, elected by the deceased Participant at the commencement of the Phase. If there is no living and validly designated beneficiary as of the termination date of the Phase, the option will lapse unexercised on the such termination date; provided, however, that if a representative of such Participant's estate has been duly appointed on or before the termination date of the Phase, such representative may exercise the option on behalf of the Participant's estate. If such beneficiary or representative, as the case may be, exercises the Participant's option pursuant to this Section 11.04, the beneficiary or the representative shall have the same rights to exercise the option in whole or in part on behalf of the Participant as if the Participant had survived to the termination date of the Phase and shall be entitled to receive any shares of Stock and/or cash payments as a result of such exercise.

     If the option lapses without exercise pursuant to this Section 11.04, any payroll deductions credited to the Participant's bookkeeping account as of such Participant's death will be paid to the representative of the Participant's estate, without interest, as soon as administratively feasible after the termination of the Phase. If, to the knowledge of the Corporation, no such representative has been appointed as of the date such amounts are to be paid, the Corporation may, in its discretion, pay such amounts to the spouse of the Participant or to any one or more dependents or relatives of the Participant.
If no such spouse, dependent or relative is known to the Corporation, the Corporation may, in its discretion, pay such amounts to such other person as the Corporation may designate.

     11.05) DEATH AFTER EXERCISE OF OPTION.   In the event a Participant dies
after exercise of the Participant's option but prior to delivery of the Stock and/or cash payments, as the case may be, as a result of the exercise of the option, any such Stock and/or cash payments shall be delivered by the Corporation to the representative of the Participant's estate. If no such representative has been appointed as of the date such Stock and/or cash payments are to be delivered, such Stock and/or cash payments shall be held by the Corporation until it receives written notification from the Participant's estate of such appointment, at which time such Stock and/or cash payments shall be delivered to such representative. Notwithstanding the foregoing, if no Stock is to be transferred, the Corporation may, in its discretion, deliver the cash payments in accordance with the provisions Section 11.04 as if the Participant died prior to the exercise of the option and the option lapsed without exercise.

     11.06) DESIGNATION OF BENEFICIARY.   A Participant may file with the
Corporation a written designation of a beneficiary who is to receive any payroll deductions credited to the Participant's bookkeeping account under any Phase of the Plan or who shall have the right to exercise the Participant's option and become entitled to any Stock and/or cash payments upon such exercise, as the case may be, as provided in this Article XI. The Participant may change his or her beneficiary designation at any time by written notice to the Corporation. The Corporation may, in its discretion, require proof of the identity of a beneficiary or proof of the existence of a valid beneficiary designation prior to the delivery of any Stock or cash payments pursuant to this Article XI.

     The Corporation will not be responsible for or be required to give effect to the disposition of any cash payments or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the payroll deductions credited to the Participant's bookkeeping account during any Phase of the Plan.

     11.07)   In the event that any Subsidiary ceases to be a Subsidiary of the
Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.03 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.

                    ARTICLE XII - STOCK RESERVED FOR OPTIONS

     12.01)   Three Hundred Thousand (300,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 300,000 shares may be adjusted in accordance with
Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

     12.02)   The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in Section
9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 14.01 hereof.

                   ARTICLE XIII - ACCOUNTING AND USE OF FUNDS

     13.01)   Payroll deductions and lump sum payments made by Participants shall be credited to bookkeeping accounts established by the Corporation for each such Participant under the Plan. A Participant may not make any other cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions and lump sum payments received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds. In no event shall Participants be entitled to interest on the amounts credited to such bookkeeping accounts.

                       ARTICLE XIV - ADJUSTMENT PROVISION

     14.01)   Subject to any required action by the shareholders of the
Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Eligible Employees to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

     In the event of the sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, provide for one or more of the following:

          (a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article 8 hereof, and, with respect to those Participants who elected to make lump sum payments, the opportunity to make all or a portion of such payments for the exercise of their options;

          (b) The complete termination of this Plan and a refund of amounts credited to the Participants' bookkeeping accounts hereunder; or

          (c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

     In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                   ARTICLE XV - NONTRANSFERABILITY OF OPTIONS

     15.01)   Options granted under any Phase of the Plan shall not be
transferable and shall be exercisable only by the Participant during the Participant's lifetime. After the Participant's death, the option shall be exercisable only by the Participant's validly designated beneficiary or the representative of the Participant's estate as provided in Article XI.

     15.02) Neither payroll deductions granted to a Participant's account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.

                     ARTICLE XVI - AMENDMENT AND TERMINATION

     16.01)   The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Section 14.01 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423, or any successor provision, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall, unless the shareholders of the Corporation have approved the same, directly or indirectly:

          (a) Increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

          (b) Modify the group of Subsidiaries whose employees may be eligible to participate in the Plan or materially modify any other requirements as to eligibility for participation in the Plan; or

          (c) Materially increase the benefits accruing to Participants under the Plan.

                             ARTICLE XVII - NOTICES

     17.01)   All notices, forms, elections or other communications in
connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.

                                     [LOGO]
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--MAY 6, 1996

    The undersigned, a shareholder of Empi, Inc. hereby appoints JOSEPH E. LAPTEWICZ, JR. and TIMOTHY E. BRIGGS and each of them as proxies with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Empi, Inc. to be held at the Minneapolis Marriott City Center, 30 South Seventh Street, in Minneapolis, Minnesota on Monday, May 6, 1996 at 3:30 p.m. local time, and at any and all adjournments thereof with all the powers the undersigned would possess if personally present, upon the matters indicated below.

(1) Set the number of directors at seven:

             / / FOR             / / AGAINST             / / ABSTAIN

(2) Election of           / / For all nominees (except as              / / WITHHOLD AUTHORITY to vote
Directors:                marked to the contrary below)                for all nominees listed below

    Class One, three year term: Donald D. Maurer and Dr. Kenneth F. Tempero

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.)

(3) Approval of the Company's 1997 Employee Stock Purchase Plan

             / / FOR             / / AGAINST             / / ABSTAIN

(4) OTHER MATTERS: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

                                         THIS  PROXY IS  SOLICITED ON  BEHALF OF
                                         THE BOARD  OF  DIRECTORS.  It  will  be
                                         voted  on  the proposals  set  forth on
                                         this   form   as   directed   by    the
                                         shareholder,  but  IF  NO  DIRECTION IS
                                         GIVEN for  a  particular  proposal,  it
                                         will be voted FOR such proposal.

                                         Dated ___________________________, 1996
                                         _______________________________________
                                         _______________________________________

                                         (Shareholder  must sign  exactly as the
                                         name appears at left. When signed as  a
                                         corporate officer, executor,
                                         administrator, trustee, guardian, etc.,
                                         please  give full  title as  such. Both
                                         joint tenants must sign.)